CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
Evergreen Equity Trust



We consent to the use of our reports, dated April 30, 1999 and November 5, 1999, for Evergreen Foundation Fund and Evergreen Capital Balanced Fund, respectively, each a portfolio of Evergreen Equity Trust, incorporated herein by reference and to the references to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement.


                                        /s/ KPMG LLP


Boston, Massachusetts
April 10, 2000